UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 21, 2016
Date of Report (Date of Earliest Event)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to ule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On January 22, 2016, Sotheby’s (or the “Company”) will host a conference call at 9:00 a.m. Eastern Time to pre-announce its results for the three months and year ended December 31, 2015. See “Pre-Announcement of Fourth Quarter and Full Year 2015 Results” under Item 7.01, Regulation FD Disclosure, below.
Domestic callers should dial 888-371-8897 and international callers should dial 970-315-0479. The call reservation number is 32893239. Please establish a line approximately 10 minutes prior to the scheduled start of the call. The conference call will be webcast and may be accessed at: http://investor.shareholder.com/bid/events.cfm. A webcast replay of the call will be available for the two week period following January 22, 2016 at http://investor.shareholder.com/bid/events.cfm.
The information furnished in Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 7.01. Regulation FD Disclosure
COMMON STOCK REPURCHASE PROGRAM
On January 21, 2016, the Board of Directors of Sotheby’s approved a $200 million increase to the Company’s remaining $125 million share repurchase authorization, resulting in an updated total share repurchase authorization of $325 million. Management expects to begin to repurchase shares of Sotheby’s Common Stock immediately under this increased authorization through open market purchases and/or accelerated share repurchase agreements, subject to the factors described in the following paragraph.
The timing of share repurchases and the actual amount purchased will depend on a variety of factors including the market price of the Company’s Common Stock, general market and economic conditions, and other corporate considerations. Repurchases may be made pursuant to plans intended to comply with Rule 10b5-1 under the Exchange Act, which could allow the Company to purchase its shares during periods when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. The repurchase authorization does not require the purchase of a specific number of shares and is subject to suspension or termination by the Company’s Board of Directors at any time.
(See statement on Forward Looking Statements.)
REPATRIATION OF FOREIGN EARNINGS
In prior periods, based on the Company’s projections and planned uses of U.S. and foreign earnings, management had intended that approximately $381 million of accumulated foreign earnings relating to periods prior to 2014 would be indefinitely reinvested outside of the U.S., and would, therefore, not be subject to U.S. income taxes. The recent expansion of the share repurchase program discussed above and the need for cash in the U.S. with respect to other corporate strategic initiatives, however, have made it apparent that such amounts will instead be repatriated in the foreseeable future. As a result of this change in assertion, Sotheby's expects to recognize a non-cash income tax charge of $63 million to $68 million (net of foreign tax credits) in the fourth quarter of 2015. The specific timing of the repatriation of these foreign earnings and cash payment of the associated U.S. taxes is currently being evaluated.
Management will continue to evaluate its projections and planned uses of U.S. and foreign earnings (including the planned repatriation discussed above) to determine whether foreign earnings that accumulate relating to periods subsequent to 2015 will be indefinitely reinvested outside of the U.S. If management concludes that such earnings will not be needed to fund U.S. operations or commitments and will be indefinitely reinvested outside of the U.S., Sotheby’s effective income tax rate would decrease in 2016 and future years when compared to 2015 and 2014.
(See statement on Forward Looking Statements.)

QUARTERLY DIVIDEND
On January 21, 2016, in light of management's recent capital allocation analysis, Sotheby's Board of Directors decided to eliminate the Company’s $0.10 per share quarterly cash dividend, effective immediately, and allocate the capital instead to repurchase shares of Common Stock.
(See statement on Forward Looking Statements.)
PRE-ANNOUNCEMENT OF FOURTH QUARTER AND FULL YEAR 2015 RESULTS
The estimated financial data presented in the Overview and Financial Data Table below is preliminary and subject to change as a result of events occurring after the filing date of this Form 8-K and as a result of the completion of the Company’s normal controls and procedures related to its year-end financial statement closing process.
Overview
For the fourth quarter of 2015, Sotheby's estimates that it will report a net loss of ($10) million to ($19) million (or ($0.15) to ($0.29) per diluted share), as compared to net income of $74 million (or $1.06 per diluted share) in the prior year. Adjusted Net Income* for the fourth quarter of 2015 is estimated to be $75 million to $79 million and Adjusted Diluted Earnings Per Share* is estimated to be $1.11 to $1.17, as compared to Adjusted Net Income* and Adjusted Diluted Earnings Per Share* of $78 million and $1.12, respectively, in the same period of 2014.
The estimated net loss for the fourth quarter of 2015 is due to two factors. First, a non-cash charge of $63 million to $68 million (or $0.94 to $1.02 per diluted share) will be recognized as a result of the incremental U.S. income tax associated with pre-2014 accumulated foreign earnings, which will no longer be indefinitely reinvested outside of the U.S., as discussed above. This charge is the result of a detailed and complex calculation that will be finalized prior to the filing of Sotheby’s Form 10-K for the year ended December 31, 2015. Second, during the fourth quarter of 2015, the Company recorded a $37 million pre-tax charge (or $0.35 per diluted share) associated with the voluntary separation incentive programs that were implemented in the period.
The comparison of net loss and Adjusted Net Income* for the fourth quarter of 2015 to the same period in 2014 is adversely impacted by a decrease in Agency segment gross profit due to a lower level of various-owner auction sales, as well as income statement charges associated with the sales of property from the collection of A. Alfred Taubman (the “Taubman Collection”). The Taubman Collection is subject to an auction guarantee and has resulted in income statement charges currently recognized in 2015 of approximately $12 million, consisting of an estimated $6 million auction guarantee shortfall and $6 million in sale-related expenses. As a result of the auction guarantee shortfall, Sotheby’s will not recognize any net auction commission revenue associated with the sale of property from the Taubman Collection, which is a significant contributing factor to a decline in Auction Commission Margin versus the prior period, as set forth in the Financial Data Table below. The remaining property from the Taubman Collection, with a pre-sale low estimate of approximately $24 million, will be offered at auctions in 2016, primarily at the Old Master Paintings sale in New York on January 27, 2016, and will not earn any auction commission revenue because of the auction guarantee shortfall and could result in additional auction guarantee losses if the property offered at these auctions does not meet pre-sale expectations. Any further loss associated with the Taubman Collection auction guarantee would be accrued to the fourth quarter of 2015, if material. These factors, which unfavorably impact the comparison to the prior period, are largely offset by a lower level of Adjusted Expenses*.
For the year ended December 31, 2015, Sotheby's estimates that it will report net income of $36 million to $45 million (or $0.52 to $0.65 per diluted share), as compared to net income of $118 million (or $1.68 per diluted share) in the prior year. Adjusted Net Income* for 2015 is estimated to be $138 million to $142 million and Adjusted Diluted Earnings Per Share* is estimated to be $1.99 to $2.05, as compared to Adjusted Net Income* and Adjusted Diluted Earnings Per Share* of $142 million and $2.03, respectively, in 2014.
(See statement on Forward Looking Statements.)
_____________________________________________________
* See "Non-GAAP Financial Measures" below for a description of this non-GAAP financial measure.

Financial Data Table
The table below presents a summary of Sotheby’s estimated consolidated results of operations for the three months and year ended December 31, 2015 and actual consolidated results of operations for the same periods in 2014 (in millions of dollars, except per share data):

	Three Months Ended December 31,			Year Ended December 31,
	2015		2014	2015		2014
	Estimated Range			Estimated Range
	Low	High	Actual	Low	High	Actual
Revenues	$331	$333	$351	$956	$958	$938
Expenses	$248	$249	$222	$760	$761	$712
Net (loss) income	$(10)	$(19)	$74	$36	$45	$118
Diluted (loss) earnings per share	$(0.15)	$(0.29)	$1.06	$0.52	$0.65	$1.68
Statistical Metrics:
Net Auction Sales (a)	$2,023	$2,033	$2,123	$5,007	$5,017	$5,151
Auction Commission Margin (b)	12.80%	12.90%	13.67%	14.24%	14.34%	14.70%
Private Sales (c)	$218	$218	$177	$673	$673	$625
Adjusted Expenses (d)	$164	$165	$183	$580	$581	$593
Adjusted Net Income (d)	$75	$79	$78	$138	$142	$142
Adjusted Diluted Earnings Per Share (d)	$1.11	$1.17	$1.12	$1.99	$2.05	$2.03
Legend:
(a)Represents the total hammer (sale) price of property sold at auction.
(b)Represents total auction commission revenues as a percentage of Net Auction Sales.
(c)Represents the total purchase price of property sold in private sales brokered by Sotheby's, including its commissions.

(d)	See "Non-GAAP Financial Measures" below for a description of these non-GAAP financial measures and reconciliations to the most comparable GAAP measures.
(See statement on Forward Looking Statements.)
The information furnished in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.
OUTLOOK FOR THE FIRST QUARTER OF 2016
Sotheby’s financial results are seasonal, with peak revenues and operating income generally occurring in the second and fourth quarters. Consequently, first and third quarter results have historically reflected lower revenues when compared to the second and fourth quarters and, typically, a net loss due to the fixed nature of many of Sotheby’s operating expenses. However, Sotheby’s reported unusually strong results and a profitable quarter for the three months ended March 31, 2015, attributable to the single-owner Bear Witness sale of Contemporary Art in London, as well as strong various-owner sales of Impressionist and Contemporary Art in London and Asian Art in New York. Sotheby’s management anticipates a more typical net loss in the first quarter of 2016.
(See statement on Forward Looking Statements.)

USE OF NON-GAAP FINANCIAL MEASURES
GAAP refers to generally accepted accounting principles in the United States of America. Included in this Form 8-K are financial measures presented in accordance with GAAP and also on a non-GAAP basis. In this Form 8-K, Sotheby’s presents Adjusted Expenses, Adjusted Net Income, and Adjusted Diluted Earnings Per Share, which are supplemental financial measures that are not required by or presented in accordance with GAAP. Sotheby's definition of these non-GAAP financial measures is provided in the following paragraphs.
Adjusted Expenses is defined as total expenses excluding the cost of inventory sales, the cost of Finance revenues, CEO separation and transition costs, leadership transition severance costs, restructuring charges (net), voluntary separation incentive program charges, and special charges (net). Adjusted Net Income is defined as net income (loss) excluding the after-tax impact of CEO separation and transition costs, leadership transition severance costs, restructuring charges (net), voluntary separation incentive program charges, and special charges (net), as well as the income tax charge associated with the planned repatriation of accumulated foreign earnings. Adjusted Diluted Earnings Per Share is defined as diluted earnings (loss) per share excluding the per share impact of CEO separation and transition costs, leadership transition severance costs, restructuring charges (net), voluntary separation incentive program charges, special charges (net), and the income tax charge associated with the planned repatriation of accumulated foreign earnings.
Adjusted Expenses is used by the Board of Directors and management to assess Sotheby’s cost structure when compared to prior periods and on a forward-looking basis, particularly in evaluating performance against management's cost control initiatives. Accordingly, Adjusted Expenses allows investors to assess Sotheby's performance on the same basis as the Board of Directors and management. Adjusted Expenses provides insight into Sotheby's ongoing cost structure, absent the interest costs associated with funding the Finance segment loan portfolio and the cost of inventory sales, which is unpredictable and can vary significantly from one period to the next, and costs associated with unusual items.
Adjusted Net Income and Adjusted Diluted Earnings Per Share are important supplemental measures used by the Board of Directors and management in their financial and operational decision making processes, for internal reporting, and as part of Sotheby’s forecasting and budgeting processes, as they provide helpful measures of Sotheby’s core operations. These measures allow the Board of Directors and management to view operating trends, perform analytical comparisons, and benchmark performance between periods. Management also believes that these measures may be used by securities analysts, investors, financial institutions, and other interested parties in their evaluation of Sotheby's.
Management cautions users of Sotheby's financial statements that amounts presented in accordance with its definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies and analysts calculate such measures in the same manner.
The following is a reconciliation of total expenses to Adjusted Expenses for the three months and year ended December 31, 2015 and 2014 (in millions of dollars):

	Three Months Ended December 31,			Year Ended December 31,
	2015		2014	2015		2014
	Estimated Range			Estimated Range
	Low	High	Actual	Low	High	Actual
Total expenses	$248	$249	$222	$760	$761	$712
Subtract: Cost of inventory sales	39	39	28	111	111	68
Subtract: Cost of Finance revenues	4	4	3	16	16	9
Subtract: Voluntary separation incentive program charges	37	37	—	37	37	—
Subtract: CEO separation and transition costs	—	—	8	4	4	8
Subtract: Leadership transition severance costs	4	4	—	13	13	—
Subtract: Restructuring charges (net)	—	—	—	(1)	(1)	14
Subtract: Special charges (net)	—	—	—	—	—	20
Adjusted Expenses	$164	$165	$183	$580	$581	$593

The following is a reconciliation of net (loss) income to Adjusted Net Income for the three months and year ended December 31, 2015 and 2014 (in millions of dollars):

	Three Months Ended December 31,			Year Ended December 31,
	2015		2014	2015		2014
	Estimated Range			Estimated Range
	Low	High	Actual	Low	High	Actual
Net (loss) income attributable to Sotheby's	$(19)	$(10)	$74	$36	$45	$118
Add: Voluntary separation incentive program charges, net of tax	24	24	—	24	24	—
Add: CEO separation and transition costs, net of tax	—	—	4	3	3	4
Add: Leadership transition severance costs, net of tax	2	2	—	8	8	—
Add: Restructuring charges (net), net of tax	—	—	—	(1)	(1)	9
Add: Special charges (net), net of tax	—	—	—	—	—	11
Add: Income tax expense related to repatriation of foreign earnings	68	63	—	68	63	—
Adjusted Net Income	$75	$79	$78	$138	$142	$142

The following is a reconciliation of diluted (loss) earnings per share to Adjusted Diluted Earnings Per Share for the three months and year ended December 31, 2015 and 2014:

	Three Months Ended December 31,			Year Ended December 31,
	2015		2014	2015		2014
	Estimated Range			Estimated Range
	Low	High	Actual	Low	High	Actual
Diluted (loss) earnings per share	$(0.29)	$(0.15)	$1.06	$0.52	$0.65	$1.68
Add: Voluntary separation incentive program charges, per share	0.35	0.35	—	0.34	0.34	—
Add: CEO separation and transition costs, per share	—	—	0.06	0.04	0.04	0.06
Add: Leadership transition severance costs, per share	0.03	0.03	—	0.11	0.11	—
Add: Restructuring charges (net), per share	—	—	—	(0.01)	(0.01)	0.13
Add: Special charges (net), per share	—	—	—	—	—	0.16
Add: Income tax expense related to repatriation of foreign earnings, per share	1.02	0.94	—	0.99	0.92	—
Adjusted Diluted Earnings Per Share	$1.11	$1.17	$1.12	$1.99	$2.05	$2.03
FORWARD LOOKING STATEMENTS
This Form 8-K contains certain forward looking statements; as such term is defined in Section 21E of the Securities Exchange Act relating to future events and the financial performance of the Company. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. Major factors, which the Company believes could cause the actual results to differ materially from the predicted results in the “forward-looking statements” include, but are not limited to, the overall strength of the international economy and financial markets, political conditions in various nations, the share price of the Company’s Common Stock, competition with other auctioneers and art dealers, the amount of quality property being consigned to art auction houses and the marketability at auction of such property. Please refer to the Company’s most recently filed Form 10-Q (and/or 10-K) for a complete list of Risk Factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Senior Vice President,
Controller and Chief Accounting Officer

Date:	January 22, 2016